EXHIBIT 23.1

                                  CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Advo, Inc. for the registration of 17,595 shares of its common stock and to the incorporation by reference therein of our report dated October 25, 1995, with respect to the consolidated financial statements and schedule of Advo, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1995, filed with the Securities and Exchange Commission.


                                             ERNST & YOUNG, LLP


Hartford, Connecticut
May 13, 1996